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                                                                    EXHIBIT 23.1




                          Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62360) pertaining to the 1993 Employee Stock Purchase Plan of Physicians Clinical Laboratory, Inc. of our report dated May 9, 1997, with respect to the financial statements and schedule of Physicians Clinical Laboratory, Inc. included in the Form 10-K for the year ended February 28, 1997.



                                            ERNST & YOUNG LLP



Sacramento, California
May 9, 1997